∙ strive.com ir@strive.com 872.270.5406 Rule 10b5-1 Trading Plan Guidelines September 2025 The following guidelines apply for any Rule 10b5-1 trading plan (a “10b5-1 Plan”) relating to the stock of Strive, Inc. (the “Company”). All 10b5-1 Plans entered into by [Strive, Inc.] and any amendment, suspension or termination must comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s Statement of Policy Concerning Trading in Company Securities (the “Trading Policy”) and other Company policies and must meet the following conditions: Participants Company directors, officers and employees (each, an “Insider,” and collectively, “Insiders”) are eligible to adopt a 10b5-1 Plan. Plan and Approval The 10b5-1 Plan must be in writing and signed by the Insider, and the Insider must provide a copy to the Company. The Company will keep a copy of each 10b5-1 Plan in its files. The form of each 10b5-1 Plan and any subsequent amendment, suspension or termination must be consistent with these guidelines. Each 10b5-1 Plan must be approved in writing by the Chief Legal Officer prior to the adoption, amendment, suspension or termination of such plan. A 10b5-1 Plan must not permit an Insider to exercise any subsequent influence over how, when or whether to effect purchases or sales. Sales under a 10b5-1 Plan must be via an approved broker. The Insider must act in good faith with respect to a 10b5-1 Plan when the Plan is adopted and for the duration of the Plan, and must not enter into a 10b5-1 Plan as part of a plan or scheme to evade the prohibitions of Rule 10b-5. In addition, each 10b5-1 Plan must include a representation by the Insider certifying that (a) such person is not in possession of material nonpublic information about the Company or its securities, and (b) the 10b5-1 Plan is being adopted in good faith and not as part of a plan to evade the prohibitions of Rule 10b-5.

∙ strive.com ir@strive.com 872.270.5406 Timing and Term of Plan Each 10b5-1 Plan must be adopted (a) during an open trading window under the Company’s Trading Policy, and (b) when the Insider does not otherwise possess material nonpublic information about the Company. Each 10b5-1 Plan must be structured to remain in place for at least 6 months but no longer than 24 months after the effective date of such plan. Each 10b5-1 Plan must provide for delayed effectiveness after adoption or amendment (a “Cooling- Off Period”). For Insiders who are directors or officers (“D&O Insiders”), each 10b5-1 Plan must specify that trades may not execute under the 10b5-1 Plan until the later of (a) 90 days after the date of adoption or amendment of the 10b5-1 Plan and (b) 2 business days following the Company’s filing of a quarterly or annual report covering the financial reporting period in which the 10b5-1 Plan was adopted or amended, but in no event later than 120 days after the date of adoption or amendment of the 10b5-1 Plan. For all other Insiders (the “Other Insiders”), each 10b5-1 Plan must specify that trades may not execute under the 10b5-1 Plan for a period of at least 30 days after the date of adoption or amendment of the 10b5-1 Plan. Plan Specifications; Discretion Regarding Trades The 10b5-1 Plan must either (a) specify the amount of securities to be purchased or sold and the price at which and the date on which the securities are to be purchased or sold, or (b) specify or set an objective formula or algorithm for determining the amount of stock to be purchased or sold and the price at which and the date on which the securities are to be purchased or sold. Amendment, Suspension and Termination Amendments, suspensions, and terminations of 10b5-1 Plans must be approved in advance by the Legal Department. In addition, an Insider may voluntarily amend, suspend, or terminate a 10b5-1 Plan only (a) during an open trading window under the Company’s Trading Policy and (b) when the Insider does not otherwise possess material nonpublic information about the Company. Insiders may make amendments to 10b5-1 Plans without triggering a Cooling-Off Period so long as the amendment does not change the pricing provisions of the 10b5-1 Plan, the amount of securities covered

∙ strive.com ir@strive.com 872.270.5406 under the 10b5-1 Plan or the timing of trades under the 10b5-1 Plan, or where a broker executing trades on behalf of the Insider is substituted by a different broker (so long as the purchase or sales instructions remain the same). Mandatory Suspension Each 10b5-1 Plan must provide for suspension of trades under such plan if legal, regulatory or contractual restrictions are imposed on the Insider, or if these guidelines are amended, or other events occur, that would prohibit sales under such 10b5-1 Plan. Results of Termination of a Plan If an Insider terminates a 10b5-1 Plan prior to its stated duration, such Insider may not trade in Company securities (other than pursuant to another 10b5-1 Plan already in place) for a period of at least 30 days following such termination; provided, however, that any trades following such termination shall comply with the Company’s Trading Policy. If an existing 10b5-1 Plan is terminated early and another 10b5-1 Plan is already in place, the first trade under the later-commencing plan must not be scheduled to occur until after the end of the effective Cooling-Off Period following the termination of the earlier 10b5-1 Plan. Only One Plan in Effect at Any Time An Insider may have only one 10b5-1 Plan in effect at any time, except that a written, irrevocable election (an “Election”) by an Insider to sell a portion of shares as necessary to satisfy statutory tax withholding obligations arising solely from the vesting of compensatory awards (not including options) (“Sales to Cover”) is permitted even if not included in the directions in the Insider’s 10b5-1 Plan, provided that (a) the Election is made during an open trading window under the Trading Policy, (b) at the time of the Election, the Insider is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, (c) the Sales to Cover are made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, (d) the Insider does not have, and will not attempt to exercise, authority, influence or control over any such Sales to Cover, and (e) the Election contains appropriate representations as to clauses (b)-(d).

∙ strive.com ir@strive.com 872.270.5406 An Insider may adopt a new 10b5-1 Plan to replace an existing 10b5-1 Plan before the scheduled termination date of such existing 10b5-1 Plan, so long as the first scheduled trade under the new 10b5-1 Plan does not occur until after all trades under the existing 10b5-1 Plan are completed or expire without execution (subject to any Cooling-Off Periods), and otherwise complies with the guidelines regarding the first trade described above. A series of separate contracts with different brokers to execute trades under a 10b5-1 Plan may be treated as a single plan, provided the contracts as a whole meet the conditions under Rule 10b5-1, and provided further that any amendment of one contract is treated as an amendment of all of the contracts under the plan. Limitation on Single-Trade Arrangements In any 12-month period, an Insider is limited to one “single-trade plan” — one designed to effect the open market purchase or sale of the total amount of the securities subject to the plan as a single transaction. The following do not constitute single-trade plans: (a) a 10b5-1 Plan that gives discretion to an agent over whether to execute the 10b5-1 Plan as a single transaction or that provides the agent’s future acts depend on facts not known at the time the 10b5-1 Plan’s adoption and might reasonably result in multiple transactions and (b) Sales to Cover. No Hedging As described in the Trading Policy, individuals subject to the policy are prohibited from engaging in any hedging or similar transactions designed to decrease the risks associated with holding Company securities. Further to this end, an Insider adopting a 10b5-1 Plan may not have entered into or altered a corresponding or hedging transaction or position with respect to the securities subject to the 10b5-1 Plan and must agree not to enter into any such transaction while the 10b5-1 Plan is in effect, unless otherwise approved by the Chief Legal Officer or, if unavailable, the Chair of the Company’s Audit Committee.

∙ strive.com ir@strive.com 872.270.5406 Compliance with Rule 144 All sales made under a 10b5-1 Plan must be made in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) and may not be made pursuant to a registration statement. To the extent that sales made under a 10b5-1 Plan are made pursuant to Rule 144 under the Securities Act, such 10b5-1 Plan must provide for specific procedures to comply with Rule 144, including the filing of Forms 144. Broker Obligation to Provide Notice of Trades Each 10b5-1 Plan entered into by a person subject to Section 16 filing requirements must provide that the broker will provide notice of any trades under the 10b5-1 Plan to the Insider in sufficient time to allow for the Insider to make timely filings under the Exchange Act. Insider Obligation to Make Exchange Act Filings and Company Disclosures Each 10b5-1 Plan must contain an explicit acknowledgement by such Insider that all filings required by the Exchange Act, as a result of or in connection with trades under such 10b5-1 Plan, are the sole obligation of such Insider and not the Company. The Company will also disclose in its quarterly and annual reports the material terms of the 10b5-1 Plans adopted or terminated (which includes modifications) by D&O Insiders, as required by the Securities and Exchange Commission’s rules, including the identity of the person, the date of adoption or termination, the duration of the trading arrangement and the aggregate number of securities under the 10b5-1 Plan. Required Footnote Disclosure Insiders must footnote trades disclosed on Forms 4 and Forms 144 to indicate that the trades were made pursuant to a 10b5-1 Plan.